                                                                    EXHIBIT 10.1

                                 THIRD AMENDMENT
                                       TO
                                CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT dated as of November 5, 2001 (the "Third Amendment" or this "Amendment") is among KIRBY CORPORATION, a Nevada corporation (the "Borrower"), the banks named on the signature pages hereto (the "Banks"), THE CHASE MANHATTAN BANK (successor by merger to Chase Bank of Texas, N.A., formerly known as Texas Commerce Bank National Association), as Funds Administrator (the "Funds Administrator") and as Administrative Agent (the "Agent"), BANK OF AMERICA, N.A., as Syndication Agent and FIRST UNION NATIONAL BANK, FLEET NATIONAL BANK and WELLS FARGO BANK (TEXAS), N.A., each as a Documentation Agent.

                              PRELIMINARY STATEMENT

         Pursuant to that certain Credit Agreement dated as of September 19, 1997, among the Borrower, the banks named therein, the Agent as the Funds Administrator and the Agent, said parties made a revolving credit facility available to the Borrower upon the terms and conditions set forth therein. Said Credit Agreement was amended by that certain First Amendment to Credit Agreement dated as of January 30, 1998, and that Second Amendment to Credit Agreement dated November 30, 1998, both of said Amendments among the Borrower, the banks named therein, the Agent and the Funds Administrator. Said Credit Agreement as amended by said Amendments and as further amended from time to time is herein referred to as the "Existing Credit Agreement".

         Certain of the banks that have executed the Existing Credit Agreement no longer wish to be a party thereto and are being replaced by the Banks executing this Amendment. In addition, the Borrower has requested that certain provisions of the Existing Credit Agreement be further amended, and the Banks and the Agent have agreed to amend such provisions to the extent and in the manner set forth herein.

         Accordingly, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.01 Defined Terms. All capitalized terms defined in the Existing Credit Agreement, and not otherwise defined herein shall have the same meanings herein as in the Existing Credit Agreement. Upon the effectiveness of this Amendment, each reference (a) in the Existing Credit Agreement to "this Agreement," "hereunder," "herein" or words of like import shall mean and be a reference to the Existing Credit Agreement, as amended hereby, (b) in the Notes and the other Loan Documents to the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement, as amended hereby, and (c) in the Loan Documents to any term defined by reference to the Existing Credit Agreement shall mean and be a reference to such term as defined in the Existing Credit Agreement, as amended hereby.

     SECTION 1.02 References, Etc. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. In this Amendment, unless a clear contrary intention appears the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. No provision of this Amendment shall be interpreted or constructed against any Person solely because that Person or its legal representative drafted such provision.

                                   ARTICLE II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

     SECTION 2.01 AMENDMENT TO SECTION 2.06. The pricing grid contained in
Section 2.06(d) is hereby deleted and restated to read as follows:

                                  PRICING GRID

S&P/FITCH/                                  EURODOLLAR     ADJUSTED       PRIME       COMMITMENT   UTILIZATION
MOODY'S RATING                                 RATE        CD RATE        RATE            FEE          FEE
--------------                              ----------     --------       -----       ----------   -----------
Greater than or equal to BBB+/Baa1            0.750%        0.875%        0.000%        0.200%        0.125%
Greater than or equal to BBB/Baa2             0.875%        1.000%        0.000%        0.250%        0.125%
Greater than or equal to BBB-/Baa3            1.000%        1.125%        0.000%        0.300%        0.250%
Greater than or equal to BB+/Ba1              1.250%        1.375%        0.000%        0.350%        0.250%
Less than BB+/Ba1                             1.500%        1.625%        0.000%        0.400%        0.250%

     SECTION 2.02 AMENDMENT TO SECTION 2.09. Section 2.09 is hereby amended by deleting paragraph (a) thereof and restating it to read as follows and by adding a new paragraph (c) thereto as set forth below:

          "(a) Subject to the provisions of Section 9.13, the Borrower shall pay each Bank a commitment fee equal to the applicable percentage set forth in the pricing grid in Section 2.06(d) on the average unused portion of the Commitment of such Bank as in effect from time to time for the period from the date hereof to, but excluding, the Termination Date. Accrued commitment fees shall be due and payable in arrears on each Quarterly Payment Date in each year, on the date of any reduction or termination of the Commitment of such Bank and on the Termination Date, and shall be computed for the period commencing with the day to which such fee was last paid (or, in the case of the first commitment fee payment date, for the period commencing with and including the date hereof) to the date such fee is due and payable.

          (c) Subject to the provisions of Section 9.13, the Borrower shall pay to the Agent for the pro-rata accounts of the Banks, a utilization fee equal to the applicable percentage set forth in the grid contained in
     Section 2.06(d) on the average outstanding balance of the Loans during all times for which the principal balance of the Loans outstanding (including all outstanding, undrawn Letters of Credit) exceeds 33% of the Total Commitment."

     SECTION 2.03 AMENDMENT TO SECTION 6.01. Section 6.01 is hereby deleted and restated to read as follows:

     "Section 6.01 Financial Covenants. The Borrower will not:

          (a) Fixed Charge Coverage Ratio. Permit the ratio of (i) EBITDA minus Capital Expenditures (other than Acquisitions that also constitute Capital Expenditures) to (ii) Interest Expense, measured as of the last day of any calendar quarter for the twelve month period then ended to be less than 3.0 to 1.0.

          (b) Debt Coverage Ratio. Permit the ratio of (i) Funded Debt as of the last day of any calendar quarter to (ii) EBITDA for the twelve month period then ended to equal or exceed the ratio shown below for each quarter-end for the periods indicated:

           12/31/01 through 12/31/02                 3.25 to 1

           3/31/03 and thereafter                     3.0 to 1

          (c) Minimum Net Worth. Permit Net Worth, measured as of the last day of any calendar quarter, to be less than the sum of (i) $225,000,000, plus
     (ii) (A) a cumulative amount (calculated as of the end of the most recently completed fiscal year as of the time of the calculation) equal to fifty percent (50%), if positive, zero percent (0%), if negative, of Net Income for the period from July 1, 2001, through December 31, 2001, and for each fiscal year thereafter during the term of this Agreement and (B) 100% of the net cash proceeds from the issuance and sale, other than to a Subsidiary of Borrower, of any of Borrower's capital stock, minus the actual amount paid by the Borrower, up to a maximum of $25,000,000, for the repurchase of its capital stock after November 5, 2001."

     SECTION 2.04 AMENDMENT TO SECTION 6.04. Section 6.04 is hereby deleted and restated to read as follows:

          "Section 6.04. Restrictions on Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting or having the effect of prohibiting the Borrower and its Subsidiaries from granting a Lien against or otherwise disposing of the capital stock, promissory notes or other equity or debt interests of any Consolidated Subsidiary, other than (i) this Agreement, (ii) the $200,000,000 Credit Agreement, and, (iii) in the case of Kirby Inland Marine, Inc., a Delaware corporation and a Subsidiary of the Borrower, the applicable provisions of Section 7.3 of the Dixie Note Purchase Agreement as in effect of the date of the Third Amendment and as thereafter amended to lessen or eliminate the restrictions contained therein."

     SECTION 2.05 AMENDMENT TO ANNEX A - DEFINITIONS. The below listed definitions are hereby deleted and the following substituted therefor:

          (i) "`Prime Rate' means, as of any particular date, a rate per annum equal to the highest of (a) the Federal Funds Rate plus one-half of one percent (1/2%), (b) the secondary market rate for three-month Certificates of Deposit (adjusted for statutory reserve requirements) plus one percent (1%), and (c) the prime rate per annum most recently announced by the Agent as its prime rate of interest per annum, automatically fluctuating upward or downward, as the case may be, on the day of each announcement without special notice to the Borrower or any other Person. The Borrower acknowledges that the prime rate referred to in clause (c) of the preceding sentence may not be the Agent's best or lowest rate, or favored rate, and any statement, representation or warranty in that regard or to that effect is hereby expressly disclaimed by the Agent."

          (ii) "`Termination Date' means October 9, 2004 or the earlier termination in whole of the Commitments pursuant to Section 2.04 or Section 7.01."

          (b) All references to "Duff & Phelps" in the definitions or elsewhere in the Existing Credit Agreement shall be deleted and replaced with references to "Fitch, Inc." All references to the "Duff & Phelps Rating" shall likewise be references to the "Fitch Rating" from the date of the Third Amendment.

          (c) The following additional definitions are hereby added to Annex A:

          (i) "`Acquisition' means a transaction resulting in (a) acquisition by the Borrower, directly or indirectly, of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) acquisition by the Borrower of in excess of 50% of the capital stock, partnership interests, or other equity of any Person, or otherwise causing such Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or other combination of the Borrower with another Person.

          (ii) `EBITDA' means Adjusted Net Income plus, to the extent same caused a reduction in Adjusted Net Income, Interest Expense, depreciation, amortization and income tax expense.

          (iii) `Issuer' means The Chase Manhattan Bank and its successors and assigns, or any other Bank that agrees to be an issuer of a Letter of Credit hereunder.

          (iv) `Letter of Credit' means a letter of credit issued pursuant to
     Section 2.15 hereof.

          (v) `Letter of Credit Liabilities' means, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit plus (ii) the aggregate unpaid amount of all payments made by Issuer to the beneficiary of a Letter of Credit that are not either repaid by Borrower or added to the amounts outstanding under the Notes.

          (vi) `Proceeds of Obligations' has the meaning specified in Section 7.04.

          (vii) `Restricted Payment' means any dividend or other distribution in respect of the capital stock or other equity interest of the Borrower or any Subsidiary of the Borrower (other than a distribution of capital stock or other equity interests of a Subsidiary of the Borrower), including, without limitation, any distribution resulting in the acquisition by the Borrower of securities which would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the fair market value of such property (as determined by good faith by the board of directors (or equivalent governing body) of the person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

          (viii) `$200,000,000 Credit Agreement' means that certain Credit Agreement dated as of October 12, 1999, by and among Kirby Corporation as the borrower, The Chase Manhattan Bank as the administrative agent, Bank of America, N.A., as the syndication agent and the other banks named therein, providing for a $200,000,000 credit facility to be made available to the named borrower by the banks party thereto, as said document may be amended, restated or modified from time to time in accordance with the terms thereof."

          (d) The definitions of "Fixed Charges", "Modified Net Cash Flow" and "Net Cash Flow" are hereby deleted in their entirety.

     SECTION 2.06 AMENDMENT TO SCHEDULE 2.01. Schedule 2.01 reflecting the Commitment of each Bank is hereby deleted and replaced with Schedule 2.01 attached hereto. All references to the Total Commitment or to the amount of Loans to be made under the Existing Credit Agreement shall be changed from $100,000,000 to $150,000,000.

     SECTION 2.07 NEW SECTION 2.15. A new Section 2.15 is hereby added to the Existing Credit Agreement to read as follows:

     "Section 2.15 Letters of Credit.

          (a) Subject to the terms and conditions of this Agreement, and on the condition that aggregate Letter of Credit Liabilities shall never exceed $10,000,000, Borrower shall have the right to, in addition to the Loans provided for in Section 2.01 hereof, utilize the Commitments from time to time during the term hereof by obtaining the issuance of letters of credit for the account of Borrower if Borrower shall so request in a form and with such accompanying documentation as Issuer my reasonably require not less than five (5) Business Days prior to the proposed date of issuance (such letters of credit, as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "Letters of Credit"). Upon the date of the issuance of a Letter of Credit, the Issuer shall be deemed, without further action by any party hereto, to have sold to each Bank, and each such Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuer, a participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities, which participation shall terminate on the earlier of the expiration date of such Letter of Credit or the Termination Date.

          (b) The following additional provisions shall apply to each Letter of
     Credit:

          (i) Borrower shall give Agent and the Issuer notice requesting each issuance of a Letter of Credit hereunder as provided in Section 2.15(a) hereof and shall furnish such additional information regarding such transaction as Agent and the Issuer may reasonably request. Upon receipt of such notice, Issuer shall promptly notify each Bank of the contents thereof and of such Bank's Commitment Percentage of the amount of such proposed Letter of Credit.

          (ii) No Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of Loans plus (B) the aggregate Letter of Credit Liabilities with respect to Letters of Credit would exceed the Total Commitment. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Bank shall be deemed to be utilized for all purposes hereof in an amount equal to such Bank's Commitment Percentage of the amount then available for drawings under such Letter of Credit (or any unreimbursed drawings under such Letter of Credit).

          (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the Issuer shall promptly notify Borrower and each Bank as to the amount to be paid as a result of such demand and the payment date therefor. If at any time prior to the earlier of the expiration date of a Letter of Credit or the Termination Date, Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit, each Bank will pay to Issuer promptly upon demand by Issuer at any time during the period commencing after such payment until reimbursement thereof in full by Borrower, an amount equal to such Bank's Commitment Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 11:00 a.m. Houston time on such date, from the next succeeding Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period.

          (iv) Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse Issuer, on the date on which Issuer notifies Borrower of the date and amount of any payment by Issuer of any drawing under a Letter of Credit, for the amount paid by Issuer upon such drawing, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in Sections 3.01 and 3.02 hereof and to the limitations of the Total Commitment (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability), be made by a Borrowing of Loans. Issuer will pay to each Bank such Bank's Commitment Percentage of all amounts received from Borrower for application in payment, in whole or in part, in respect of any Letter of Credit, but only to the extent such Bank has made payment to Issuer in respect of such Letter of Credit pursuant to clause (iii) above.

          (v) Borrower will pay to Agent for the account of each Bank a letter of credit fee with respect to each Letter of Credit equal to the greater of
     (x) $250 or (y) the Eurodollar Rate Applicable Margin per annum, multiplied by the face amount of each Letter of Credit (and computed on the basis of the actual number of days elapsed in a year composed of 360 days), in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof, such fee to be due and payable quarterly in arrears based on the date of the issuance thereof.

     Agent will pay to each Bank, promptly after receiving any payment in respect of letter of credit fees referred to in this clause (v), an amount equal to the product of such Bank's Commitment Percentage times the amount of such fees. In addition to and cumulative of the above described fees, Borrower shall pay to Issuer, quarterly in arrears, based on the date of the issuance of the applicable Letter of Credit, a fee in an amount equal to 1/8% of the face amount of the applicable Letter of Credit and shall pay reasonable and customary fees imposed and expenses incurred by Issuer in connection with the issuance or amendment of said Letter of Credit (such fees and expense reimbursements to be retained by Issuer for its own account).

          (vi) The issuance by Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III hereof, be subject to the conditions precedent (A) that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to Issuer and Agent, and (B) that Borrower shall have executed and delivered such applications and other instruments and agreements relating to such Letter of Credit as Issuer and Agent shall have reasonably requested and which are not inconsistent with the terms of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of any application, the terms of this Agreement shall control.

          (vii) Issuer will send to each Bank, immediately upon issuance of any Letter of Credit a true and correct copy of such Letter of Credit.

          (viii) Any Letter of Credit issued under this Agreement shall provide for an expiry date which is not later than the earlier of five (5) days prior to the Termination Date or twelve (12) months from the issuance date, provided, Borrower may request, and Issuer agrees to issue, Letters of Credit with expiry dates beyond five (5) days prior to the Termination Date if at the time of issuance thereof Borrower pledges to the Agent cash collateral in an amount and on such terms and conditions as Agent and Issuer may request. Each Letter of Credit which is self-extending beyond its expiration date must be cancelable upon no more than thirty (30) days' written notice given by the Issuer to the beneficiary of such Letter of Credit.

          (ix) The issuance of a Letter of Credit shall constitute the making of a Loan except as otherwise expressly set forth herein, and each Letter of Credit and all related applications and other documents executed or delivered in connection with any Letter of Credit shall be considered Loan Documents."

     SECTION 2.08 NEW SECTION 6.12. A new Section 6.12 is hereby added to the Existing Credit Agreement to read as follows:

          "Section 6.12. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, at any time, declare or make, any Restricted Payment unless, immediately after giving effect to such action, no Default or Event of Default would exist.

     SECTION 2.09 NEW SECTION 7.04. A new Section 7.04 is hereby added to the Existing Credit Agreement to read as follows:

          "Section 7.04. Preservation of Security for Unmatured Reimbursement Obligations. In the event that, following (i) the occurrence and during the continuation of an Event of Default and the exercise of any rights available to Agent, Issuer or any Bank under the Loan Documents and (ii) payment in full of the principal amount then outstanding of and the accrued interest on the Loans and fees and all other amounts payable hereunder and under the Notes, any Letters of Credit shall remain outstanding and undrawn, Agent shall be entitled to hold (and Borrower hereby grants and conveys to Agent a security interest in and to) all cash or other Property ("Proceeds of Remedies") realized or arising out of the exercise of any rights available under the Loan Documents, at law or in equity, including, without limitation, the proceeds of any foreclosure, as collateral for the payment of any amounts due or to become due under or in respect of such outstanding Letters of Credit. Such Proceeds of Remedies shall be held by the Agent for the ratable benefit of the Banks. The rights, titles, benefits, privileges, duties and obligations of Agent with respect thereto shall be governed by the terms and provisions of this Agreement. Agent may, but shall have no obligation to, invest any such Proceeds of Remedies in such manner as Agent, in the exercise of its sole discretion, deems appropriate. Such Proceeds of Remedies shall be applied to amounts owing in respect of any such Letters of Credit and/or the payment of Borrower's or any Bank's obligations under any such Letter of Credit when such Letter of Credit is drawn upon. Nothing in this Section 7.04 shall cause or permit an increase in the maximum amount permitted to be outstanding from time to time under this Agreement."

                                  ARTICLE III
                           CONDITIONS TO EFFECTIVENESS

     SECTION 3.01 CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon receipt by the Agent on the date of such receipt (the "Effective Date") of the following, each in form and substance reasonably satisfactory to the Agent and in such number of counterparts as may be reasonably requested by the Agent:

          (a) This Amendment duly executed by the Borrower and each of the Banks.

          (b) Notes for each Bank evidencing the increased Commitment of the Banks as shown on Schedule 2.01, duly executed by the Borrower.

          (c) A certificate of the secretary or an assistant secretary of the Borrower certifying (i) true and correct copies of resolutions adopted by the Board of Directors of the Borrower (A) authorizing the execution, delivery and performance by the Borrower of this Amendment, and (B) authorizing officers of the Borrower to execute and deliver this Amendment, and (ii) the incumbency and specimen signatures of the officers of the Borrower executing this Amendment or any other document on behalf of the Borrower.

          (d) Certificates of appropriate public officials as to the existence, good standing and/or authority to do business of the Borrower and Kirby Inland Marine, Inc., in the state of the respective incorporation of each and in Texas.

          (e) An Amendment to the $200,000,000 Credit Agreement, amending it such that the financial covenants contained therein are the same as those contained in the Existing Credit Agreement, as amended by this Amendment, and containing a modified definition of the Existing Credit Agreement to include a reference to all amendments, modifications and restatements thereto or thereof.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Bank Group to enter into this Amendment, the Borrower hereby represents and warrants to the Bank Group as follows:

     SECTION 4.01 EXISTING CREDIT AGREEMENT. After giving effect to the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby, and with this Amendment constituting one of the Loan Documents, the representations and warranties set forth in Article IV of the Existing Credit Agreement are true and correct on the date hereof as though made on and as of such date.

     SECTION 4.02 NO DEFAULT. After giving effect to the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing as of the date hereof.

                                   ARTICLE V
                                  MISCELLANEOUS

     SECTION 5.01 BANKS PARTY TO CREDIT AGREEMENT. Certain of the banks executing the Existing Credit Agreement originally as Banks no longer wish to be party thereto (the "Existing Banks") and, from the date of this Amendment forward, the undersigned parties signing as Banks (the "New Banks") constitute the Banks under the Existing Credit Agreement. The Existing Banks and the New Banks (acting through the Agent) shall make appropriate adjustments in payments for periods prior to the Effective Date such that from and after the Effective Date the New Banks shall constitute all of the Banks under the Existing Credit Agreement.

     SECTION 5.02 AFFIRMATION OF LOAN DOCUMENTS. The Borrower hereby acknowledges and agrees that all of its obligations under the Existing Credit Agreement, as amended hereby, and the other Loan Documents shall remain in full force and effect following the execution and delivery of this Amendment, and such obligations are hereby affirmed, ratified and confirmed by the Borrower.

     SECTION 5.03 COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Agent and the Funds Administrator in connection with the preparation, execution, delivery, filing, administration and recording of this Amendment and any other agreements delivered in connection with or pursuant to this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of Andrews & Kurth, Mayor, Day, Caldwell & Keeton L.L.P., special counsel to the Agent.

     SECTION 5.04 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Borrower and the Bank Group and their respective successors and assigns.

     SECTION 5.05 CAPTIONS. The captions in this Amendment have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Amendment.

     SECTION 5.06 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered either in original, facsimile or electronic form, shall be deemed to be an original but all of which taken together shall constitute but one and the same instrument.

     SECTION 5.07 GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.

     SECTION 5.08 FINAL AGREEMENT OF THE PARTIES. THE EXISTING CREDIT AGREEMENT (INCLUDING THE EXHIBITS THERETO), AS AMENDED BY THIS AMENDMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                       BORROWER

                       KIRBY CORPORATION


                       By:     /s/ Norman W. Nolen
                               -------------------------------------------------
                       Name:   Norman W. Nolen
                       Title:  Executive Vice President


                       BANKS

                       THE CHASE MANHATTAN BANK, successor by merger to Chase Bank of Texas, N.A. (formerly known as Texas Commerce Bank National Association), as Funds Administrator, as Agent, and individually as one of the Banks


                       By:     /s/ H. David Jones
                               -------------------------------------------------
                       Name:   H. David Jones
                       Title:   Vice President


                       FIRST UNION NATIONAL BANK, as successor to CoreStates Bank, N.A.


                       By:     /s/ Roy O. Young
                               -------------------------------------------------

                       Name:   Roy O. Young
                       Title:  Vice President


                       WELLS FARGO BANK (TEXAS), N.A.


                       By:     /s/ Warren R. Ross
                               -------------------------------------------------
                       Name:   Warren R. Ross
                       Title:  Vice President

                       BANK OF AMERICA, N.A.


                       By:     /s/ Claire Liu
                               -------------------------------------------------
                       Name:   Claire Liu
                       Title:  Managing Director


                       THE BANK OF TOKYO-MITSUBISHI, LTD.


                       By:     /s/ Joey Powell
                               -------------------------------------------------
                       Name:   Joey Powell
                       Title:  Officer


                       By:     /s/ John Mearns
                               -------------------------------------------------
                       Name:   John Mearns
                       Title:  Vice President & Manager


                       FLEET NATIONAL BANK


                       By:     /s/ Alicia Szendiuch
                               -------------------------------------------------
                       Name:   Alicia Szendiuch
                       Title:  Managing Director


                       DEN NORSKE BANK


                       By:     /s/ Sanjiv Nayar
                               -------------------------------------------------
                       Name:   Sanjiv Nayar
                       Title:  Vice President


                       By:     /s/ Theodore S. Jadick, Jr.
                               -------------------------------------------------
                       Name:   Theodore S. Jadick, Jr.
                       Title:  Senior Vice President

                       THE INDUSTRIAL BANK OF JAPAN, LTD. NEW YORK BRANCH


                       By:     /s/ Michael N. Oakes
                               -------------------------------------------------
                       Name:   Michael N. Oakes
                       Title:  Sr. Vice President, Houston Office


                       BNP PARIBAS


                       By:     /s/ Mike Shryock
                               -------------------------------------------------
                       Name:   Mike Shryock
                       Title:  Vice President


                       By:     /s/ Aurora Abella
                               -------------------------------------------------
                       Name:   Aurora Abella
                       Title:  Vice President


                       COMERICA BANK


                       By:     /s/ T. Bancroft Mattei
                               -------------------------------------------------
                       Name:   T. Bancroft Mattei
                       Title:  Assistant Vice President


                       THE NORTHERN TRUST COMPANY


                       By:     /s/ Carolyn D. Grant
                               -------------------------------------------------
                       Name:   Carolyn D. Grant
                       Title:  Vice President

                                                                   SCHEDULE 2.01

                           ALLOCATION AND LENDER NAMES

1. THE CHASE MANHATTAN BANK

   Allocation: .................................................$16,000,000.00

               The Chase Manhattan Bank
               712 Main Street
               Houston, Texas 77002
               Attention:  Carl Luna

               Telecopier:  (713) 216-2339

2. BANK OF AMERICA, N.A.


   Allocation: .................................................$15,000,000.00

               Bank of America, N.A.
               333 Clay Street, Suite 4550
               Houston, Texas 77002-4103
               Attention: Claire Liu

               Telecopier: (713) 651-4807

3. FIRST UNION NATIONAL BANK

   Allocation: .................................................$15,000,000.00

               First Union National Bank
               One South Penn Square
               Philadelphia, Pennsylvania 19101
               Attention: Roy O. Young

               Telecopier: (267) 321-6300

4. FLEET NATIONAL BANK

   Allocation: .................................................$15,000,000.00

               Fleet National Bank
               100 Federal Street
               MADE 10008D
               Boston, Massachusetts 02110
               Attention: Suzanne Chomiczewski

               Telecopier: (617) 434-1955

5. WELLS FARGO BANK (TEXAS), N.A.

   Allocation: .................................................$15,000,000.00

               Wells Fargo Bank (Texas ), N.A.
               1000 Louisiana Street, 3rd Floor
               Houston, Texas 77002
               Attention: Warren Ross

               Telecopier: (713) 739-1082

6. DEN NORSKE BANK

   Allocation: .................................................$15,000,000.00

               Den Norske Bank
               200 Park Avenue, 31st Floor
               New York, New York 10066
               Attention: Sanjiv Nayer

               Telecopier: (212) 681-3900

7. THE INDUSTRIAL BANK OF JAPAN, LTD.

   Allocation: .................................................$15,000,000.00

               The Industrial Bank of Japan, Ltd.
               One Houston Center
               1221 McKinney, Suite 4100
               Houston, Texas 77010
               Attention: Mike Oakes

               Telecopier: (713) 651-9209

8. BNP PARIBAS

   Allocation: .................................................$14,000,000.00

               BNP Paribas
               1200 Smith Street, Suite 3100
               Houston, Texas 77002
               Attention: Craig Pierce

               Telecopier: (713) 659-5228

9. THE BANK OF TOKYO-MITSUBISHI, LTD.

   Allocation: .................................................$10,000,000.00

               The Bank of Tokyo-Mitsubishi, Ltd.
               1100 Louisiana Street, Suite 2800
               Houston, Texas 77002
               Attention: Joey Powell

               Telecopier: (713) 655-3855

10.COMERICA BANK

   Allocation: .................................................$10,000,000.00

               Comerica Bank
               4100 Spring Valley Road, Suite 400
               Dallas, Texas 75244
               Attention: Bancroft Mattei

               Telecopier: (972) 361-2550

11.THE NORTHERN TRUST COMPANY

   Allocation: .................................................$10,000,000.00

               The Northern Trust Company
               50 South LaSalle Street
               Chicago, Illinois 60675
               Attention: Carolyn Grant

               Telecopier: (312) 444-7023

   Total Allocation: ..........................................$150,000,000.00